KPMG Audit Limited
Crown House	Mailing Address:
4 Par-la-Ville Road	P.O. Box HM 906
Hamilton HM 08 Bermuda	Hamilton HM DX Bermuda

	Telephone	+1 441 295 5063
	Fax	+1 441 295 8280
	Internet	www.kpmg.bm

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Till Capital Ltd.:

We consent to the use of our auditors’ report dated February 20, 2014, with respect to the consolidated statement of financial position of Resource Holdings Ltd. as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive loss, changes in equity, and cash flows for the year ended December 31, 2013 and for the period from August 20, 2012 (Date of Incorporation) to December 31, 2012, incorporated herein by reference.

/s/ KPMG Audit Limited

Chartered Professional Accountants
Hamilton, Bermuda
March 13, 2015

© 2015 KPMG Audit Limited, a Bermuda limited liability company and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.
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